Exhibit 99.2

Newmont Announces Offering of Notes to Repay Outstanding Borrowings Under Revolving Credit Facility

DENVER, March 4, 2024 – Newmont Corporation (NYSE: NEM, TSX: NGT, ASX: NEM, PNGX: NEM) (“Newmont” or the “Company”) and Newcrest Finance Pty Limited, a wholly owned subsidiary of Newmont (“Newcrest Finance” and, together with Newmont, the “Issuers”) announced today that they have commenced a private offering (the “Offering”) of their notes due 2026 and notes due 2034 (together, the “Notes”).The Notes will be guaranteed on an unsecured senior basis by Newmont USA Limited, a wholly owned subsidiary of Newmont.

The Issuers intend to use a portion of the net proceeds from the Offering to repay all outstanding borrowings under the Company’s revolving credit facility, with the remaining proceeds for general corporate purposes. The Company previously used borrowings under its revolving credit facility, along with cash on hand, to repay approximately US$1.9 billion aggregate principal amount of bilateral credit debt acquired by Newmont as part of its acquisition of Newcrest Mining Limited.

This news release does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of any of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of any offering document.

The Notes will not be registered under the Securities Act or the securities laws of any state or other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements. The Notes will be offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to certain non-U.S. persons in accordance with Regulation S under the Securities Act.

Media Contact

Jennifer Pakradooni
globalcommunications@newmont.com

Investor Contact

Neil Backhouse

investor.relations@newmont.com

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Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements,” which are intended to be covered by the safe harbor created by such sections and other applicable laws. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by the forward-looking statements. Forward-looking statements often address our expected future business and financial performance and financial condition; and often contain words such as “anticipate,” “intend,” “plan,” “will,” “would,” “estimate,” “expect,” “believe,” “pending” or “potential.” Forward-looking statements in this news release may include, without limitation, statements relating to future offers and sales of securities and the terms thereof, including any guarantee thereof, and the use of proceeds of such sales. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to political developments in any jurisdiction in which Newmont operates being consistent with its current expectations, market conditions, the satisfaction or timely satisfaction of customary closing conditions to such sales, and other planning assumptions. For a more detailed discussion of such risks, see Newmont’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 29, 2024, as well as Newmont’s other SEC filings, under the heading “Risk Factors”, and other factors identified in Newmont’s reports filed with the SEC, available on the SEC website or www.newmont.com. Newmont does not undertake any obligation to release publicly revisions to any “forward-looking statement,” including, without limitation, outlook, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

About Newmont

Newmont is the world’s leading gold company and a producer of copper, zinc, lead, and silver. The Company’s world-class portfolio of assets, prospects and talent is anchored in favorable mining jurisdictions in Africa, Australia, Latin America & Caribbean, North America, and Papua New Guinea. Newmont is the only gold producer listed in the S&P 500 Index and is widely recognized for its principled environmental, social, and governance practices. Newmont is an industry leader in value creation, supported by robust safety standards, superior execution, and technical expertise. Founded in 1921, the Company and has been publicly traded since 1925.

At Newmont, our purpose is to create value and improve lives through sustainable and responsible mining.

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